CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-154819 and 333-177326) and Form S-3 (333-196918) of CHS Inc. of our reports dated November 5, 2014 relating to the consolidated financial statements and financial statement schedule, which appear in CHS Inc.’s Annual Report on Form 10‑K for the year ended August 31, 2014.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 5, 2014